Align Technology Announces First Quarter 2015 Results

SAN JOSE, CA -- (Marketwired - April 23, 2015) - Align Technology (NASDAQ: ALGN)

  Q1 revenues of $198 million, up 10% year-over-year, and diluted EPS of $0.44
  Q1 worldwide Clear Aligner shipments of 131 thousand cases, up 17% year-over-year, with North America up 12% and International up 29%

Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the first quarter ended March 31, 2015. Revenues for the first quarter of 2015 (Q1'15) were $198.1 million, a 9.7% increase year-over-year from $180.6 million in the first quarter of 2014 (Q1'14). Clear Aligner case shipments in Q1'15 were 130.8 thousand, a 16.6% increase year-over-year from 112.2 thousand in Q1'14. Net profit for Q1'15 was $36.2 million, or $0.44 per diluted share, compared to $32.4 million, or $0.39 per diluted share in Q1'14. Q1'15 operating income included a one-time benefit of $6.8 million from a refund of Medical Device Excise Taxes paid in 2013, contributing $0.06 per diluted share, net of tax.

"Our first quarter was a bit stronger than we expected, getting us off to a good start to the year. This progress was driven by continued strong year-over-year growth from our International team and solid improvement in our North American business as well," said Thomas M. Prescott, Align president and CEO. "We are pleased to have delivered better than expected results with strong revenues, margins, and EPS, driven primarily by higher Invisalign volume from our North American orthodontists."

Summary Financial Comparisons
(In millions except for shipments and per share amounts)

                               Q1'15    Q4'14    Q1'14      Q/Q        Y/Y
----------------------------------------------------------------------------
GAAP
----------------------------------------------------------------------------
Clear Aligner shipments      130,780  126,905  112,180      3.1%      16.6%
Net revenues                $  198.1 $  198.6 $  180.6     (0.3)%      9.7%
  Clear Aligner             $  187.0 $  186.4 $  168.2      0.3%      11.2%
  Scanner & Services        $   11.1 $   12.2 $   12.4     (9.1)%    (10.9)%
Net profit                  $   36.2 $   39.5 $   32.4     (8.5)%     11.5%
Diluted EPS                 $   0.44 $   0.48 $   0.39 $  (0.04)  $   0.05

Note: Changes and percentages are based on actual values and may effect totals due to rounding

As of March 31, 2015, Align had $613.0 million in cash, cash equivalents and short-term and long-term marketable securities compared to $602.6 million as of December 31, 2014. We repurchased approximately 0.03 million shares of stock for $1.8 million in Q1'15. These repurchases were part of a three-year, $300 million stock repurchase program announced on April 23, 2014 of which the first $100 million of the program was completed in Q1'15.

Q2 2015 Business Outlook
For the second quarter of 2015 (Q2'15), Align provides the following guidance:

  Clear Aligner case shipments in a range of 139.5 thousand to 142.0 thousand, up approximately 18% over the same period a year-ago at the mid-point of the range and above our three-year average.
  Net revenues in a range of $206.6 million to $210.4 million.
  Diluted EPS in a range of $0.35 to $0.38.

Align Web Cast and Conference Call
Align will host a conference call today, April 23, 2015 at 4:30 p.m. ET, 1:30 p.m. PT, to review its first quarter 2015 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet. To access the web cast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261 approximately fifteen minutes prior to the start of the call. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13605393 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on April 30, 2015.

About Align Technology, Inc.
Align Technology is the leader in modern clear aligner orthodontics that designs, manufactures and markets the Invisalign® system, which provides dental professionals with a range of treatment options for adults and teenagers. Align also offers the iTero 3D digital scanning system and services for orthodontic and restorative dentistry. Align was founded in March 1997 and received FDA clearance to market the Invisalign system in 1998. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about the iTero 3D digital scanning system, please visit www.itero.com.

Forward-Looking Statement
This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the second quarter of 2015, including, but not limited to, anticipated net revenues, gross margin, operating expenses, operating profit, diluted earnings per share, case shipments, and additional common stock repurchases. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, our ability to successfully achieve the anticipated benefits from the scanner and services business, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the Securities and Exchange Commission on February 26, 2015. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                                        Three Months Ended
                                                      ----------------------
                                                      March 31,   March 31,
                                                         2015        2014
                                                      ----------- ----------

Net revenues                                          $  198,086  $  180,646

Cost of revenues                                          46,996      43,395
                                                      ----------- ----------

Gross profit                                             151,090     137,251
                                                      ----------- ----------

Operating expenses:
  Selling, general and adminstrative                      88,281      82,067
  Research and development                                13,885      13,380
                                                      ----------- ----------
Total operating expenses                                 102,166      95,447

Operating profit                                          48,924      41,804

Interest and other income (expense), net                  (1,452)        601
                                                      ----------- ----------

Profit before income taxes                                47,472      42,405

Provision for income taxes                                11,295       9,961
                                                      ----------- ----------

Net profit                                            $   36,177  $   32,444
                                                      =========== ==========

Net profit per share
  - basic                                             $     0.45  $     0.40
                                                      =========== ==========
  - diluted                                           $     0.44  $     0.39
                                                      =========== ==========

Shares used in computing net profit per share
  - basic                                                 80,459      81,120
                                                      =========== ==========
  - diluted                                               81,824      82,817
                                                      =========== ==========

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                                   March 31,    December 31,
                                                      2015          2014
                                                 ------------- -------------
                     ASSETS

Current assets:
  Cash and cash equivalents                      $     189,978 $     199,871
  Marketable securities, short-term                    254,823       254,787
  Accounts receivable, net                             138,159       129,751
  Inventories                                           14,572        15,928
  Prepaid expenses and other current assets             59,780        56,823
                                                 ------------- -------------
    Total current assets                               657,312       657,160

Marketable securities, long-term                       168,171       147,892
Property, plant and equipment, net                      99,764        90,125
Goodwill and intangible assets, net                     81,274        82,056
Deferred tax assets                                     14,630         3,099
Other assets                                             7,254         7,665
                                                 ------------- -------------

    Total assets                                 $   1,028,405 $     987,997
                                                 ============= =============

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                               $      24,996 $      23,247
  Accrued liabilities                                   81,711        87,880
  Deferred revenues                                     93,868        90,684
                                                 ------------- -------------
    Total current liabilities                          200,575       201,811

Other long term liabilities                             34,296        33,415
                                                 ------------- -------------

    Total liabilities                                  234,871       235,226

Total stockholders' equity                             793,534       752,771
                                                 ------------- -------------

  Total liabilities and stockholders' equity     $   1,028,405 $     987,997
                                                 ============= =============

ALIGN TECHNOLOGY, INC.
Q1 2015 FINANCIAL AND BUSINESS METRICS
(in thousands except average selling price, utilization and doctors trained)

                                        Q1            Q2            Q3
                                      2014          2014          2014
Invisalign Clear Aligner Net
 Revenues by Geography:
 North America                    $    107,910  $    111,648  $    113,349
 International                          49,848        55,988        53,439
 Non-case*                              10,481        12,099        11,350
                                  ------------- ------------- -------------
  Total Clear Aligner Net
   Revenues                       $    168,239  $    179,735  $    178,138
                                  ============= ============= =============
    YoY % growth                          18.8%         17.2%         16.0%
    QoQ % growth                           1.2%          6.8%         -0.9%
 *includes Invisalign training,
  ancillary products, and
  retainers

Average Invisalign Selling Price
 (ASP):
 Worldwide ASP                    $      1,405  $      1,405  $      1,395
 International ASP                $      1,620  $      1,625  $      1,560

Invisalign Clear Aligner Cases
 Shipped by Geography:
 North America                          81,420        84,850        85,405
 International                          30,760        34,450        34,210
                                  ------------- ------------- -------------
  Total Cases Shipped                  112,180       119,300       119,615
                                  ============= ============= =============

Number of Invisalign Doctors
 Cases Shipped To:
 North America                          19,015        19,505        19,550
 International                           7,185         7,685         7,950
                                  ------------- ------------- -------------
  Total Doctors Cases Shipped To        26,200        27,190        27,500
                                  ============= ============= =============

Invisalign Doctor Utilization
 Rates*:
 North America                             4.3           4.4           4.4
 North American Orthodontists              8.1           8.4           8.8
 North American GP Dentists                2.9           2.9           2.8
 International                             4.3           4.5           4.3
                                  ------------- ------------- -------------
  Total Utilization Rates                  4.3           4.4           4.4
                                  ============= ============= =============
 * # of cases shipped/# of
  doctors to whom cases were
  shipped

Number of Invisalign Doctors
 Trained:
 North America                             700         1,150         1,125
 International                           1,255         1,380         1,400
                                  ------------- ------------- -------------
  Total Doctors Trained Worldwide        1,955         2,530         2,525
                                  ============= ============= =============
  Total to Date Worldwide               86,515        89,045        91,570
                                  ============= ============= =============

Total Net Revenues:
 Clear Aligner Net Revenues       $    168,239  $    179,735  $    178,138
 Scanner & Services Net Revenues        12,407        12,796        11,738
                                  ------------- ------------- -------------
  Total Worldwide Net Revenues    $    180,646  $    192,531  $    189,876
                                  ============= ============= =============
   YoY % growth                           17.6%         17.5%         15.4%
   QoQ % growth                            1.3%          6.6%         -1.4%

Stock-based Compensation (SBC)
 SBC included in Gross Profit     $        800  $        940  $        865
 SBC included in Operating
  Expenses                               8,300         9,370         9,045
                                  ------------- ------------- -------------
  Total SBC Expense               $      9,100  $     10,310  $      9,910
                                  ============= ============= =============

                                      Q4          Fiscal          Q1
                                     2014          2014          2015
Invisalign Clear Aligner Net
 Revenues by Geography:
 North America                   $    113,670  $    446,577  $    118,844
 International                         60,467       219,742        55,920
 Non-case*                             12,300        46,230        12,265
                                 ------------- ------------- -------------
  Total Clear Aligner Net
   Revenues                      $    186,437  $    712,549  $    187,029
                                 ============= ============= =============
    YoY % growth                         12.2%         15.9%         11.2%
    QoQ % growth                          4.7%                        0.3%
 *includes Invisalign training,
  ancillary products, and
  retainers

Average Invisalign Selling Price
 (ASP):
 Worldwide ASP                   $      1,370  $      1,395  $      1,335
 International ASP               $      1,510  $      1,575  $      1,410

Invisalign Clear Aligner Cases
 Shipped by Geography:
 North America                         86,855       338,530        91,110
 International                         40,050       139,470        39,670
                                 ------------- ------------- -------------
  Total Cases Shipped                 126,905       478,000       130,780
                                 ============= ============= =============

Number of Invisalign Doctors
 Cases Shipped To:
 North America                         19,745        29,890        20,165
 International                          8,945        13,450         9,050
                                 ------------- ------------- -------------
  Total Doctors Cases Shipped To       28,690        43,340        29,215
                                 ============= ============= =============

Invisalign Doctor Utilization
 Rates*:
 North America                            4.4          11.3           4.5
 North American Orthodontists             8.6          27.7           9.0
 North American GP Dentists               2.9           6.9           2.9
 International                            4.5          10.4           4.4
                                 ------------- ------------- -------------
  Total Utilization Rates                 4.4          11.0           4.5
                                 ============= ============= =============
 * # of cases shipped/# of
  doctors to whom cases were
  shipped

Number of Invisalign Doctors
 Trained:
 North America                          1,170         4,145           870
 International                          1,255         5,290         1,540
                                 ------------- ------------- -------------
  Total Doctors Trained Worldwide       2,425         9,435         2,410
                                 ============= ============= =============
  Total to Date Worldwide              93,995        93,995        96,405
                                 ============= ============= =============

Total Net Revenues:
 Clear Aligner Net Revenues      $    186,437  $    712,549  $    187,029
 Scanner & Services Net Revenues       12,163        49,104        11,057
                                 ------------- ------------- -------------
  Total Worldwide Net Revenues   $    198,600  $    761,653  $    198,086
                                 ============= ============= =============
   YoY % growth                          11.4%         15.4%          9.7%
   QoQ % growth                           4.6%                       -0.3%

Stock-based Compensation (SBC)
 SBC included in Gross Profit    $        965  $      3,570  $        980
 SBC included in Operating
  Expenses                              9,510        36,225        10,670
                                 ------------- ------------- -------------
  Total SBC Expense              $     10,475  $     39,795  $     11,650
                                 ============= ============= =============

                                               -------------

Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward
 Looking Information" above in this press release.

Financial Outlook
(in millions, except per share amounts and percentages)

                                                             Q2'15 Guidance
                                                            ----------------

                                                                  GAAP
                                                            ----------------

Net Revenues                                                 $206.6 - $210.4

Gross Margin                                                  75.0% - 75.7%

Operating Expenses                                           $117.3 - $118.3

Operating Margin                                              18.3% - 19.5%

Net Income per Diluted Share                                  $0.35 - $0.38

Business Metrics:                                                 Q2'15
                                                            ----------------

Case Shipments                                               139.5K - 142.0K
Capital Expenditure                                            $20M - $25M
Depreciation & Amortization                                   $4.5M - $5.0M
Diluted Shares Outstanding                                       82.0M*
Stock Based Compensation Expense                                 $13.7M
Tax Rate                                                          24.0%

* Excludes any stock repurchases during the quarter

Investor Relations Contact
Shirley Stacy
Align Technology, Inc.
(408) 470-1150
sstacy@aligntech.com

Press Contact
Shannon Mangum Henderson
Ethos Communication, Inc.
(678) 261-7803
align@ethoscommunication.com